UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2020

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	D02 NX53
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (353) (1) 234-3136

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 1, 2020, Seagate Technology plc issued a press release announcing the expiration and final tender results for Seagate HDD Cayman’s (“HDD Cayman”) previously announced cash tender offers for (i) up to an aggregate principal amount of $275,000,000 of HDD Cayman’s 4.250% Senior Notes due 2022 (the “2022 Notes”) and (ii) up to an aggregate principal amount of $225,000,000 of HDD Cayman’s 4.750% Senior Notes due 2023 (the “2023 Notes” and together with the 2022 Notes, the “Existing Notes”) up to a maximum aggregate principal amount of $500,000,000, from each registered holder of the Existing Notes. HDD Cayman announced the early tender results for the tender offers on June 16, 2020 (the “Early Tender Deadline”), for Existing Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Early Tender Deadline. The tender offers expired at 11:59 p.m., New York City time, on June 30, 2020. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 1, 2020, of Seagate Technology plc entitled “Seagate Announces Expiration and Final Tender Results for Certain Outstanding Debt Securities.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Gianluca Romano
Name:	Gianluca Romano
Title:	Executive Vice President and Chief Financial Officer

Date: July 2, 2020